UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016

MACROGENICS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-36112	06-1591613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(301) 251-5172

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On September 14, 2016, Ezio Bonvini, M.D., previously the Company’s Senior Vice President, Research, of MacroGenics, Inc. (the “Company”) was promoted to the role of Senior Vice President, Research and Chief Scientific Officer.

In connection with this promotion, Dr. Bonvini’s annual base salary is increased to $391,000, and he continues to be eligible for an annual bonus based on performance with a target of 35% of his base salary. In addition, Dr. Bonvini will also receive a grant of 30,000 employee stock options, which will fully vest after four years subject to his continued employment with the Company, with 12.5% vesting six months after the date of grant and the remainder vesting in equal installments over the following 14 quarters. Dr. Bonvini’s employment is subject to the terms of an Employment Agreement with the Company entered into as of March 8, 2016, and attached as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. There are no family relationships between Dr. Bonvini and any director or other officer of the Company or any related party transactions involving Dr. Bonvini.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROGENICS, INC.

/s/ Atul Saran
Name:	Atul Saran
Title:	Senior Vice President and General Counsel

Date: September 20, 2016